EXHIBIT 99.1
SCHEDULE OF INVESTORS
The Securities Purchase Agreement, the Registration Rights Agreement, and the Common Stock Purchase Warrant were executed by Potomac Capital Management on behalf of Potomac Capital Partners LP, Potomac Capital International Ltd., and Pleiades Investment Partners-R LP. The shares are to be issued in the names of the nominees set forth below.

Name of Shareholder	Number of Shares	Number of Warrants
Potomac Capital Partners LP	1,402,685	350,671
Potomac Capital International Ltd.	966,072	241,518
Pleiades Investment Partners-R LP	992,588	248,147
Thomas Baldacchino	21,008	5,252